Document processing fee
If document is filed on paper $150.00
If document is filed electronically Currently Not Available
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business.
Paper documents must be typewritten or machine printed.

20141588607
$300.00
SECRETARY OF STATE
09/25/2014 14:29:12

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Merger
(Surviving Entity is a Domestic Entity)
filed pursuant to § 7-90-203.7 of the Colorado Revised Statutes (C.R.S.)

1. For each merging entity, its ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number ______________________
(Colorado Secretary of State ID number)

Entity name or true name: Cannamerica Corp.

Form of entity: For Profit Corporation

Jurisdiction: Delaware

Street address: 3457 Ringsby Court
(Street number and name)
Suite111
Denver *(City)* CO *(State)* 80216-4900 *(ZIP/Postal Code)*
(Province – if applicable) USA *(Country)*

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

ID Number ______________________
(Colorado Secretary of State ID number)

Entity name or true name ______________________

Form of entity ______________________

Jurisdiction ______________________

Street address

____
(Street number and name)
____
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

Mailing address
(leave blank if same as street address)

____
(Street number and name or Post Office Box information)
____
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

ID Number _______________________
(Colorado Secretary of State ID number)

Entity name or true name _______________________

Form of entity _______________________

Jurisdiction _______________________

Street address

____
(Street number and name)
____
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

Mailing address
(leave blank if same as street address)

____
(Street number and name or Post Office Box information)
____
(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ There are more than three merging entities and the ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and the principal address of each additional merging entity is stated in an attachment.

2. For the surviving entity, its entity ID number (if applicable), entity name or true name, form of entity, jurisdiction under the law of which it is formed, and principal address are

ID Number 20131150430
(Colorado Secretary of State ID number)

Entity name or true name Hollister & Blacksmith Inc.

Form of entity	For Profit Corporation
Jurisdiction	Colorado
Street address	3457 Ringsby Court *(Street number and name)* Suite 111 Denver *(City)* CO *(State)* 80216-4900 *(ZIP/Postal Code)* *(Province – if applicable)* *(Country)*
Mailing address **(leave blank** if same as street address)	*(Street number and name or Post Office Box information)* *(City)* *(State)* *(ZIP/Postal Code)* *(Province – if applicable)* *(Country)*

3. Each merging entity has been merged into the surviving entity.

4. *(If the following statement applies, adopt the statement by marking the box.)*
☐ The plan of merger provides for amendments to a constituent filed document of the surviving entity and an appropriate statement of change or other document effecting the amendments will be delivered to the Secretary of State for filing pursuant to Part 3 of Article 90 of Title 7, C.R.S.

5. *(If the following statement applies, adopt the statement by marking the box and state the appropriate document number(s).)*
☐ One or more of the merging entities is a registrant of a trademark described in a filed document in the records of the secretary of state and the document number of each filed document is

Document number ______
Document number ______
Document number ______

(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ There are more than three trademarks and the document number of each additional trademark is stated in an attachment.

6. *(If applicable, adopt the following statement by marking the box and include an attachment.)*
☐ This document contains additional information as provided by law.

7. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document are 09/29/2014 : 12:01 am.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing this document to be delivered for filing are

Hollister	Corey		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

3457 Ringsby Court
(Street number and name or Post Office Box information)

Suite 111

Denver	CO	80216-4900
(City)	*(State)*	*(ZIP/Postal Code)*

	USA
(Province – if applicable)	*(Country)*

(If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).